UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2020

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
 (Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2020, Essex Property Trust, Inc. (the “Company”) announced the retirement of John F. Burkart, its Senior Executive Vice President and Chief Operating Officer, effective as of January 1, 2021 (the “Transition Date”), and that the Company entered into a Transition Services Agreement with Mr. Burkart (the “Agreement”) on December 22, 2020, pursuant to which Mr. Burkart will transition from his current role into serving as a Strategic Advisor to the Company for a twelve-month period commencing on the Transition Date.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

The Company also announced that Angela L. Kleiman, age 50, who is currently the Company’s Executive Vice President and Chief Financial Officer, will succeed Mr. Burkart as the Company’s Senior Executive Vice President and Chief Operating Officer effective as of the Transition Date.  The full biography and other information with respect to Ms. Kleiman required by Item 5.02(c) of Form 8-K are included in the Company’s proxy statement on Schedule 14A for the 2020 annual meeting of stockholders filed with the SEC on April 2, 2020 under the heading “Executive Officers,” and such biography is incorporated herein by reference.

In addition, the Company announced that Barb Pak, age 43, who is currently the Company’s Senior Vice President of Finance, will succeed Ms. Kleiman as Executive Vice President and Chief Financial Officer of the Company effective as of the Transition Date. Ms. Pak joined the Company in 2012 to lead its Investor Relations platform. Over her eight-year tenure with the Company she has expanded her responsibilities to include leading the Company’s co-investment platform, capital markets, and financial planning and analysis departments.  Prior to joining the Company, Ms. Pak had 13 years of experience in the real estate industry as a Portfolio Manager for Oak Hill REIT Management.  Ms. Pak began her career with Green Street Advisors. She holds a bachelor’s degree in finance from the University of South Dakota and is a Chartered Financial Analyst (CFA).

Ms. Kleiman and Ms. Pak will continue to participate in the usual compensation and benefit programs available to executive officers of the Company.

Item 8.01	Other Events.

On December 28, 2020, the Company issued a press release announcing Mr. Burkart’s retirement and the appointments of Ms. Kleiman as Chief Operating Officer and Ms. Pak as Chief Financial Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Transition Services Agreement, dated as of December 22, 2020, by and between Essex Property Trust, Inc. and John Burkart.

99.1	Press Release, dated December 28, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: December 28, 2020	ESSEX PROPERTY TRUST, INC.

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President and Chief Financial Officer

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President and Chief Financial Officer